JAVELIN Mortgage Investment Corp. Company Update April 17, 2014

PLEASE READ: Important Regulatory and Yield Risk Disclosures Certain statements made in this presentation regarding JAVELIN Mortgage Investment Corporation (“JAVELIN” or the “Company”), and any other statements regarding JAVELIN’s future expectations, beliefs, goals or prospects constitute forward-looking statements made within the meaning of Section 21E of the Securities Exchange Act of 1934. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered forward-looking statements. Forward-looking statements include but are not limited to statements regarding the projections for JAVELIN’s business and plans for future growth and operational improvements. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements. JAVELIN assumes no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. This material is for information purposes only and does not constitute an offer to sell, a solicitation of an offer to buy, or a recommendation for any securities, financial instruments, or common or privately issued stock. The statements, information and estimates contained herein are based on information that the presenter believes to be reliable as of today's date, but cannot be represented that such statements, information or estimates are complete or accurate. Actual realized yields, durations and net durations described herein will depend on a number of factors that cannot be predicted with certainly. Estimated yields do not reflect any of the costs of operation of JAVELIN. THE INFORMATION PRESENTED HEREIN IS UNAUDITED AND UNREVIEWED. 2

JMI Portfolio Commentary During the first quarter of 2014, JAVELIN Mortgage Investment Corp. completed the sale of its 25 year and 30 year Fannie Mae and Freddie Mac fixed rate pass-through securities in order to purchase 15 year and 20 year Fannie Mae and Freddie Mac pass-throughs. This allows the company to reduce spread risk and improve hedging efficiency. These shorter effective maturity securities also produce higher levels of scheduled amortization. If mortgage securities decline in price relative to benchmark treasuries, 25 and 30 year pass-throughs will typically have a more severe price reaction than 15 year and 20 year pass-throughs. By selling the longer maturity securities in favor of the shorter maturity securities, JAVELIN believes it has reduced the price volatility of its investment portfolio. Furthermore, the current mortgage yield environment allows JAVELIN to purchase the 15 year and 20 year mortgage backed securities at prices that, along with its non-Agency mortgage portfolio, should support the $0.15 a month dividend throughout 2014 while maintaining prudent levels of leverage. The portfolio change also makes our hedging much more efficient. JAVELIN’s hedging strategies include using interest rate swaps where the company pays fixed interest rates and receives floating interest rates. Recently effective regulations under the Dodd-Frank legislation require new interest rate swap to be cleared through central exchanges, instead of directly with counterparties “over the counter.” Clearing has also resulted in initial margin requirements on new interest rate swaps that are four to five times the previous levels. Initial margin amounts tie up the company’s capital and liquidity until the swap matures or is unwound. JAVELIN’s management team concluded that using ten year exchange cleared swaps, with their new initial margin requirements, would be too capital intensive and there were no cost-effective alternatives available to hedge funding on 25 year and 30 year pass-through securities. On the other hand, JAVELIN can utilize five year swaps and swaptions, as well as swap and Euro-dollar futures, all of which have lower initial margin requirements, to cost-effectively hedge the funding for 15 year and 20 year pass-through securities. The higher rate of scheduled amortization of the shorter maturity securities also offers increased opportunities to optimize reinvestment in the future compared to 25 and 30 year pass-through securities. JAVELIN continues to evaluate the opportunities in non-Agency mortgage related investments and expects in the future that the non-Agency component of its portfolio can grow. 3

JAVELIN Capitalization, Dividend Policy, Transparency and Manager • Portfolio and liability details are updated monthly at www.javelinreit.com. • Agency premium amortization is expensed monthly as it occurs. • Hedge positions are marked-to-market daily (GAAP/Tax differences). • Non-Executive Board Chairman. Transparency and Governance 4 JAVELIN REIT Manager • JAVELIN is externally managed by ARMOUR Residential Management LLC. Common Stock Dividend Policy and Taxable REIT Income Market Capitalization • 11,992,743 shares of common stock outstanding (NYSE: “JMI”). • Market capitalization of $157.8 million. • Repurchased 1,507,307 shares in 2013. • JAVELIN pays common stock dividends monthly. • Dividends are announced based on estimates of future taxable REIT income. • The 2014 dividend rate is $0.15 per month. • Dividend schedule is on the following page. Information as of 4/15/2014.

JAVELIN 2014 Monthly Dividend Schedule 5 Month Dividend Holder of Record Date Payment Date January 2014 $0.15 January 15, 2014 January 30, 2014 February 2014 $0.15 February 14, 2014 February 27, 2014 March 2014 $0.15 March 17, 2014 March 28, 2014 April 2014 $0.15 April 15, 2014 April 29, 2014 May 2014 $0.15 May 15, 2014 May 29, 2014 June 2014 $0.15 June 16, 2014 June 27, 2014 July 2014 $0.15 July 15, 2014 July 30, 2014 August 2014 $0.15 August 15, 2014 August 29, 2014 September 2014 $0.15 September 15, 2014 September 29, 2014 October 2014 $0.15 October 15, 2014 October 30, 2014 November 2014 $0.15 November 17, 2014 November 26, 2014 December 2014 $0.15 December 15, 2014 December 30, 2014

JAVELIN Balance Sheet Targets JAVELIN invests in Agency and Non-Agency mortgage securities. Balance sheet target of 1.5 or less. • 4.18 gross asset duration of Agency and non-Agency securities. • -4.08 hedge duration. • 0.09 net balance sheet duration after the effect of derivatives. Hedge a minimum of 40% of fixed rate assets and funding rate risk. • $1,551.3 million in notional amounts of derivatives. • 105.5% of Agency and non-Agency assets hedged with derivatives. • 115.6% of repurchase agreements hedged with derivatives. • See swap and swaption details on pages 11 and 12. Hold 40% of unlevered equity in cash between prepayment periods. • $44.0 million in total liquidity. • $23.2 million in true cash. • $6.9 million in unlevered securities. • $13.9 million in short term Agency P&I. Long term debt to equity target of 7.5x. • $1,342.1 million in REPO borrowings. • 7.8 x Q4 2013 shareholders’ equity. 6 Assets Duration Hedging Liquidity Leverage Information as of 4/15/2014.

JAVELIN Investment Equity Allocation 7 Estimates as of 4/15/2014. Equity allocation is based on market value of unlevered securities plus haircut on repurchase agreements. Allocation does not include equity invested in cash and hedges.

JAVELIN Portfolio Strategy and Investment Methodology

- JAVELIN will utilize ARRM's proprietary analytical approach as well as Intex, Bloomberg, BlackRock Solutions and other third-party systems to analyze mortgage investment opportunities both for Agency and non-Agency mortgage securities.
- Strong bias toward a "buy and hold" strategy, with occasional sales made as market conditions change.
- The investment team considers an array of factors, both bottom up and top down:

Non-Agency Structure Analysis

- Seniority, subordination model.
- Model completeness and accuracy.
- Litigation and policy risks.

Agency & Non-Agency Class Analysis

- Prepayment history.
- Prepayment expectations.
- Premium/discount.
- Liquidity.

Agency & Non-Agency Loan Analysis

- Original and current loan balance.
- Year of origination.
- Originating company, third-party originators.
- Loan seasoning.
- Principal amortization schedule.
- Original loan-to-value ratio.
- Geography.

Agency Pool Analysis

- NO TBA pools – Only specified pools.
- Only "pass-through" securities. No CMO's.
- Prepayment history and expectations.
- Premium over par.
- "Hedgability."
- Liquidity.
- Diversify broadly to limit idiosyncratic pool risk.

JAVELIN
MORTGAGE INVESTMENT CORP.
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JAVELIN Agency and Non-Agency Portfolios 9 Information and pricing as of 4/15/2014. Some totals may not foot due to rounding. Legacy Prime Fixed 33.5$ 11.7% 85.5% 6.0% 87 509 Legacy Prime Hybrid 17.0$ 5.9% 74.1% 3.2% 88 596 Legacy Alt-A Fixed 91.2$ 31.8% 78.5% 5.9% 90 376 Legacy Alt-A Hybrid 9.0$ 3.1% 78.2% 2.5% 99 528 New Issue Prime Fixed 132.4$ 46.2% 95.4% 3.2% 11 767 New Issue Prime Floater 3.6$ 1.3% 100.3% 5.1% 12 237 Total or Weighted Average 286.9$ 100.0% 87.1% 4.4% 52 588 Average Coupon (%) Average Purchase Price Average Loan Size ($k) Non-Agency Securities Current Value (millions) Percentage of Non-Agency Securities Average Loan Age (months) Agency Multifamily Ballooning in 120 Months or Less 29.9$ 2.5% 3.55/4.98 Fixed Rates Maturing Between 121 and 180 Months 1,104.7$ 93.4% 3.21/3.69 Fixed Rates Maturing Between 181 and 240 Months 48.5$ 4.1% 3.45/3.94 Total or Weighted Average 1,183.1$ 100.0% 3.23/3.74 Ag c Fixed Rat Securities Current Value (millions) Percentage of Fixed Rate Securities Weighted Average Net/Gross Coupon

JAVELIN Agency & Non-Agency Portfolio Duration 10 Information and pricing as of 4/15/2014. Some totals may not foot due to rounding. Legacy Prime Fixed 33.5$ 85.5% 85.9% 6.00/5.70 1.67 Legacy Prime Hybrid 17.0$ 74.1% 82.9% 3.22/3.65 0.44 Legacy Alt-A Fixed 91.2$ 78.5% 82.5% 5.91/5.56 0.94 Legacy Alt-A Hybrid 9.0$ 78.2% 83.1% 2.55/2.85 0.00 New Issue Prime Fixed 132.4$ 95.4% 96.0% 3.16/3.81 6.84 New Issue Prime Floater 3.6$ 100.3% 112.1% 5.12/3.80 0.00 Total or Weighted Average 286.9$ 87.1% 89.6% 4.37/4.55 3.68 Estimated Effective Duration Using Current Values Weighted Average Purchase Price Weighted Average Current Market Price Weighted Average Net/Gross Coupon Non-Agency Securities Current Value (millions) Agency Multifamily Ballooning in 120 Months or Less 29.9$ 102.9% 103.5% 3.55/4.98 7.61 Fixed Rates Maturing Betwe n 121 and 180 Months 1,104.7 104.2 104.2 3.21/3.69 4.28 Fixed Rates aturing Betwe n 181 and 240 onths 48. 106.0 103.2 3.45/3.94 4.83 Total or Weighted Average 1,183.1 104.2 104.1 3.23/3.74 4.39 rr t l Esti ated Effective r ti si Cur ent Values eighted ark t ric Agency Asset Class eight d i Weight d Average t/ r ss

JAVELIN Hedge Portfolio 11 Counterparties include: Citibank, N.A., Nomura Global Financial Products Inc. and Wells Fargo Bank, N.A. Information as of 4/15/2014. Some totals may not foot due to rounding. Derivative Type Remaining Term Weighted Average Remaining Term (Months) Notional Amount (millions) Weighted Average Rate Interest Rate Swap 37-48 Months 42 50.0$ 0.55 Interest Rate Swap 49-60 Months 50 50.0$ 0.92 Interest Rate Swap 61-120 Months 107 701.3$ 1.80 Total or Weighted Average 100 $ 801.3 1.67 Interest Rate Swaptions Underlying Swap Term Weighted Average Remaining Option Term (Months) Notional Amount (millions) Weighted Average Rate Interest Rate Swaptions 0-60 Months 6 750.0$ 2.73 Total or Weighted Average 6 $ 750.0 2.73

JAVELIN Balance Sheet Hedge Metrics 12 Information and pricing as of 4/15/2014. Some totals may not foot due to rounding. Agency & Non-Agency Assets 1,469.9$ 105.5% Net Agency & Non-Agency Repo Balance 1,342.1$ 115.6% Amount (millions) % Hedged Agency Assets 3.45 Non-Agency New Issue Assets 0.62 Non-Agency Legacy Assets 0.11 Interest Rate Swaps -3.80 Interest Rate Swaptions -0.29 Net Balance Sheet Duration 0.09 Duration Contribution to Balance Sheet

JAVELIN Agency Portfolio Constant Prepayment Rates (“CPR”) 13 JAVELIN expenses premium amortization monthly as it occurs. Constant Prepayment Rate (“CPR”) is the annualized equivalent of single monthly mortality (“SMM”). CPR attempts to predict the percentage of principal that will prepay over the next twelve months based on historical principal pay downs. CPR is reported on the 4th business day of the month for the previous month's prepayment activity.

JAVELIN Agency & Non-Agency Repo Composition

REPO Counter-Party[1]	Principal Borrowed (millions)	Percentage of REPO Positions with JAVELIN	Weighted Average Maturity in Days	Weighted Average Original Term in Days	Longest Maturity in Days
1 Credit Suisse Securities (USA) LLC	$ 131.4	9.7%	62	91	71
2 Merrill Lynch, Pierce, Fenner & Smith Inc.	$ 120.6	8.9%	22	71	73
3 Barclays Capital Inc.	$ 111.9	8.3%	19	63	28
4 Citigroup Global Markets Inc.	$ 104.8	7.8%	49	88	90
5 J.P. Morgan Securities LLC	$ 90.8	6.7%	33	69	83
6 Mitsubishi UFJ Securities (USA), Inc.	$ 89.3	6.6%	17	57	72
7 Morgan Stanley & Co. LLC	$ 83.4	6.2%	2	44	2
8 BNP Paribas Securities Corp.	$ 80.2	5.9%	23	32	27
9 Daiwa Securities America Inc.	$ 69.0	5.1%	76	89	86
10 Nomura Securities International, Inc.	$ 68.9	5.1%	48	72	62
11 KGS-Alpha Capital Markets, L.P.	$ 59.5	4.4%	22	49	23
12 Wells Fargo Bank, N.A.	$ 58.5	4.3%	2	30	10
13 Mizuho Securities USA Inc.	$ 50.2	3.7%	81	87	86
14 RBS Securities Inc.	$ 46.9	3.5%	30	49	64
15 South Street Securities LLC	$ 46.8	3.5%	27	32	27
16 Royal Bank of Canada	$ 42.8	3.2%	37	124	92
17 CRT Capital Group LLC	$ 34.4	2.5%	72	90	72
18 Pierpont Securities LLC	$ 24.5	1.8%	1	29	1
19 ICBC Financial Services LLC	$ 18.7	1.4%	36	69	36
20 Jefferies & Company, Inc.	$ 10.6	0.8%	1	30	1
21 E D & F Man Capital Markets Inc.	$ 5.6	0.4%	30	76	30
22 Guggenheim Securities, LLC	$ 2.9	0.2%	63	92	63
Total or Weighted Average	**$ 1,351.5**	**100.0%**	**34**	**66**	

Weighted Average Repo Rate	0.56%
Weighted Average Haircut	7.77%

April Paydowns	(9.4)
Net REPO after Paydowns	1,342.1
Debt to Quarter End Shareholders' Equity Ratio	7.8

(1) JAVELIN has signed MRAs with 28 counterparties.

Information as of 4/15/2014. Some totals may not foot due to rounding.

JAVELIN MORTGAGE INVESTMENT CORP.

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3001 Ocean Drive Suite 201 Vero Beach, FL 32963 772-617-4340 15